Filed Pursuant to Rule 424(b)(2)
Registration No. 333-227001

Pricing Supplement No. WFC152 (to Prospectus and Prospectus Supplement each dated September 7, 2018)
$25,000,000
Market Linked Securities—Leveraged Upside Participation to a Cap and 1-to-1 Downside Exposure Principal at Risk Securities Linked to the MSCI EAFE® Index, due August 23, 2021
The securities described in this pricing supplement are issued by Royal Bank of Canada (Royal Bank of Canada or the Issuer), and are Senior Global Medium-Term Notes, Series H of the Issuer, as described in the prospectus supplement and prospectus each dated September 7, 2018.
Agent:	Wells Fargo Securities, LLC. The agent may make sales through its affiliates or selling agents.
Principal Amount:	Each security will have a principal amount of $1,000. The securities are not principal-protected. You may lose up to 100% of the principal amount of the securities.
Pricing Date:	July 21, 2020
Original Issue Date:	July 23, 2020
Valuation Date:	August 17, 2021, subject to postponement as described below.
Maturity Date:	August 23, 2021, subject to postponement as described below.
Interest:	We will not pay you interest during the term of the securities.
Index:	The return on the securities is linked to the performance of the MSCI EAFE® Index (Bloomberg symbol: MXEA), which we refer to as the Index.
Payment at Maturity:
The amount you receive at maturity, for each security you own, will depend upon the change in the level of the Index based on the Final Index Level relative to the Initial Index Level.
(i) If the Final Index Level is greater than the Initial Index Level, the maturity payment amount per security will equal the lesser of:

(a) $1,000 + ($1,000 ×	Final Index Level – Initial Index Level	× Participation Rate); and
Initial Index Level
(b) the maximum maturity payment amount
(ii) If the Final Index Level is less than or equal to the Initial Index Level, the maturity payment amount per security will equal:
$1,000 – ( $1,000 ×	Initial Index Level – Final Index Level	)
Initial Index Level

If the Final Index Level is less than the Initial Index Level, you will have full downside exposure to the decrease in the level of the Index from the Initial Index Level, and you will lose some, and possibly all, of the principal amount of your securities. You may lose up to 100% of your principal.

Maximum Maturity Payment Amount:	$1,130.00 per security
Participation Rate:	300%
Initial Index Level:	1,880.28, which was the closing level of the Index on the pricing date.
Final Index Level:	The closing level of the Index on the valuation date.
Listing:	The securities will not be listed on any securities exchange.
CUSIP Number:	78015KSG0
Our initial estimated value of the securities as of the pricing date was $971.47 per $1,000 in principal amount, which is less than the public offering price.  The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  See “Risk Factors” and “Supplemental Plan of Distribution – Structuring the Securities” for further information.
The securities will be unsecured debt obligations of Royal Bank of Canada. Payments on the securities are subject to Royal Bank of Canada’s credit risk. If Royal Bank of Canada defaults on its obligations, you could lose your entire investment.  No other company or entity will be responsible for payments under the securities or liable to holders of the securities in the event Royal Bank of Canada defaults under the securities. The securities will not be issued by or guaranteed by Wells Fargo Securities, LLC or any of its affiliates.
The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the FDIC) or any other Canadian or U.S. government agency or instrumentality. The securities are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.
For a detailed description of the terms of the securities, see “Summary Information” beginning on page PS-2 and “Specific Terms of the Securities” beginning on page PS-14.  Defined terms used in this cover page are defined in “Summary Information” and “Specific Terms of the Securities.”
The securities have complex features and investing in the securities involves risks. See “Risk Factors” beginning on page PS-9 of this document and page S-1 of the accompanying prospectus supplement.
	Per Security	Total
Public Offering Price	$1,000.00	$25,000,000
Underwriting Discount and Commission (1)	$18.00	$450,000
Proceeds to Royal Bank of Canada	$982.00	$24,550,000
(1) The agent will receive an underwriting discount and commission of $18.00 per security. Of that underwriting discount and commission, each dealer that sells securities will receive a selling concession of $12.50 for each security that such dealer sells. Such securities dealers may include Wells Fargo Advisors (WFA) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. See “Use of Proceeds and Hedging” and “Supplemental Plan of Distribution” below for information regarding how we may hedge our obligations under the securities.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement.  Any representation to the contrary is a criminal offense.

Wells Fargo Securities
The date of this pricing supplement is July 21, 2020

SUMMARY INFORMATION
This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of securities. This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus supplement and prospectus to help you understand the Market Linked Securities Leveraged Upside Participation to a Cap and 1-to-1 Downside Exposure Principal at Risk Securities Linked to the MSCI EAFE® Index due August 23, 2021 (the securities). You should carefully read this pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the securities and the tax and other considerations relating to the securities. You should carefully review the section “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, which highlight certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.
Unless otherwise mentioned or unless the context requires otherwise, all references in this pricing supplement to “Royal Bank of Canada”, “we”, “us” and “our” or similar references mean Royal Bank of Canada. Capitalized terms used in this pricing supplement without definition have the meanings given to them in the accompanying prospectus supplement and prospectus.
What are the securities?
The securities offered by this pricing supplement will be issued by Royal Bank of Canada and will mature on August 23, 2021. The return on the securities, if any, will be linked to the performance of the MSCI EAFE® Index, which we refer to as the Index. The securities will not bear interest and no other payments will be made until maturity. You may lose up to 100% of your investment in the securities.
As discussed in the accompanying prospectus supplement, the securities are debt securities and are part of a series of debt securities entitled “Senior Global Medium-Term Notes, Series H” that Royal Bank of Canada may issue from time to time. The securities will rank equally with all other unsecured and unsubordinated debt of Royal Bank of Canada. For more details, see “Specific Terms of the Securities” below.
Each security will have a principal amount of $1,000. Each security will be offered at an initial public offering price of $1,000. However, on the pricing date, our initial estimated value of the securities is less than $1,000 per security as a result of certain costs that are included in the initial public offering price.  See “Risk Factors—Our initial estimated value of the securities is less than the initial public offering price” and “Supplemental Plan of Distribution—Structuring the Securities.” To the extent a market for the securities exists, you may transfer only whole securities. Royal Bank of Canada will issue the securities in the form of a master global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.
Are the securities principal protected?
No, the securities do not guarantee any return of principal at maturity. If the Final Index Level is less than the Initial Index Level, you will have full downside exposure to the decrease in the level of the Index from the Initial Index Level, and you will lose some, and possibly all, of the principal amount of your securities at maturity. Accordingly, you may lose up to 100% of your principal.
What will I receive upon maturity of the securities?
At maturity, for each security you own, you will receive a cash payment equal to the maturity payment amount. The maturity payment amount to which you will be entitled depends on the percentage change in the level of the Index calculated based on the Final Index Level (as defined below) relative to the Initial Index Level (as defined below).

The maturity payment amount for each security will be determined by the calculation agent as described below:
•	If the Final Index Level is greater than the Initial Index Level, the maturity payment amount per security will equal the lesser of:
(a) $1,000 + ($1,000 ×	Final Index Level – Initial Index Level	× Participation Rate); and
Initial Index Level
(b) the maximum maturity payment amount
The Participation Rate is 300%. The maximum maturity payment amount is $1,130.00 per security.
•	If the Final Index Level is less than or equal to the Initial Index Level, the maturity payment amount per security will equal:
$1,000 - (	$1,000 ×	Initial Index Level – Final Index Level	)
Initial Index Level
If the Final Index Level is less than the Initial Index Level, you will have full downside exposure to the decrease in the level of the Index from the Initial Index Level, and you will lose some, and possibly all, of the principal amount of your securities at maturity. If the Final Index Level is zero, the maturity payment amount will be $0.00 per security, and you will lose 100% of your principal.
The Initial Index Level is 1,880.28, which was the closing level of the Index on the pricing date.
The Final Index Level will be determined by the calculation agent and will be the closing level of the Index on the valuation date.
The valuation date is August 17, 2021. However, if that day occurs on a day that is not a trading day (as defined below) or on a day on which the calculation agent has determined that a market disruption event (as defined under “Specific Terms of the Securities—Market Disruption Event” below) has occurred or is continuing, then the valuation date will be postponed until the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing; provided that in no event will the valuation date be postponed by more than eight trading days. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of business days. The maturity date will be a business day. In the event the maturity date would otherwise be a date that is not a business day, the maturity date will be postponed to the next succeeding date that is a business day and no interest shall accrue or be payable as a result of the postponement.
You should understand that the opportunity to benefit from the possible increase in the level of the Index through an investment in the securities is limited because the amount that you receive at maturity will never exceed the maximum maturity payment amount. The maximum maturity payment amount represents a maximum appreciation on the securities of 13.00% over the principal amount of the securities.
If the Final Index Level is less than the Initial Index Level, you will have full downside exposure to the decrease in the level of the Index from the Initial Index Level, and you will lose some, and possibly all, of the principal amount of your securities at maturity. Accordingly, if the level of the Index decreases, you may lose up to 100% of your principal.
The closing level on any trading day will equal the official closing level of the Index or any successor Index (as defined under “Specific Terms of the Securities—Discontinuation of the Index; Adjustments to the Index” below) published by the Index Sponsor (as defined below) or any successor index sponsor at the regular weekday close of trading on that trading day. In certain circumstances, the closing level will be based on the alternate calculation of the Index described under “Specific Terms of the Securities—Discontinuation of the Index; Adjustments to the Index” below.

Hypothetical Examples
Set forth below are three hypothetical examples of the calculation of the maturity payment amount based on the following hypothetical values (the numbers appearing in the examples below have been rounded for ease of analysis):
Hypothetical Initial Index Level: 1,000.00
Participation Rate: 300%
Maximum Maturity Payment Amount: $1,130.00
Example 1—The hypothetical Final Index Level is 50.00% of the hypothetical Initial Index Level:
Hypothetical Final Index Level: 500.00
Maturity payment amount (per security)	=	$1,000 - ($1,000 ×	1,000.00 – 500.00)	=$500.00
1,000.00

Since the hypothetical Final Index Level is less than the hypothetical Initial Index Level, the amount you will receive at maturity will be equal to the issue price of $1,000 per security minus $1,000 times the difference between the hypothetical Initial Index Level and the hypothetical Final Index Level, divided by the hypothetical Initial Index Level, and you would lose some of your principal. Because the hypothetical Final Index level declined by 50.00% from the hypothetical Initial Index Level to the hypothetical Final Index Level, your total cash payment at maturity would be $500.00 per security, representing a 50.00% loss of the principal amount of your securities.
Example 2—The hypothetical Final Index Level is 102.50% of the hypothetical Initial Index Level:
Hypothetical Final Index Level: 1,025.00
Maturity payment amount (per security) = $1,000 + ($1,000 ×	1,025.00 – 1,000.00	×300%)
1,000.00

=	$1,000 +	$75.00	= $1,075.00
Since the hypothetical Final Index Level is greater than the hypothetical Initial Index Level, the amount you will receive at maturity will be equal to the lesser of (a) the maximum maturity payment amount and (b) the principal amount of $1,000 plus 300% times the amount of the percentage change in the level of the Index times $1,000. In this example, because $1,075.00 is less than the maximum maturity payment amount, your total cash payment at maturity would be $1,075.00 per security, representing a 7.50% total return.
Example 3—The hypothetical Final Index Level is 120.00% of the hypothetical Initial Index Level:
Hypothetical Final Index Level: 1,200.00
Maturity payment amount (per security) = $1,000 + ($1,000 ×	1,200.00 – 1,000.00	×300%)
1,000.00

=	$1,000 +	$600.00	= $1,600.00
Since the hypothetical Final Index Level is greater than the hypothetical Initial Index Level, the amount you will receive at maturity will be equal to the lesser of the maximum maturity payment amount and the principal amount of $1,000 plus 300% times the amount of the percentage change in the level of the Index times $1,000. In this example, because $1,600.00 exceeds the maximum maturity payment amount of $1,130.00, your total cash payment at maturity would be $1,130.00 per security, representing a 13.00% total return.

Hypothetical Returns
The following table assumes a hypothetical Initial Index Level of 1,000.00, the maximum maturity payment amount of $1,130.00 and a range of hypothetical Final Index Levels and illustrates:
•	the percentage change from the hypothetical Initial Index Level to the hypothetical Final Index Level;
•	the hypothetical maturity payment amount per security; and
•	the hypothetical pre-tax total rate of return to beneficial owners of the securities.
The figures below are rounded for ease of analysis and are for purposes of illustration only. The actual maturity payment amount will depend on the actual Final Index Level as determined by the calculation agent as described in this pricing supplement.

Hypothetical Final Index Level	Percentage Change from the Hypothetical Initial Index Level to the Hypothetical Final Index Level	Hypothetical Maturity Payment Amount per Security	Hypothetical Pre-Tax Total Rate of Return on the Securities
0.00	-100.00%	$0.00	-100.00%
100.00	-90.00%	$100.00	-90.00%
200.00	-80.00%	$200.00	-80.00%
300.00	-70.00%	$300.00	-70.00%
400.00	-60.00%	$400.00	-60.00%
500.00	-50.00%	$500.00	-50.00%
600.00	-40.00%	$600.00	-40.00%
700.00	-30.00%	$700.00	-30.00%
800.00	-20.00%	$800.00	-20.00%
900.00	-10.00%	$900.00	-10.00%
950.00	-5.00%	$950.00	-5.00%
975.00	-2.50%	$975.00	-2.50%
1,000.00(1)	0.00%	$1,000.00	0.00%
1,025.00	2.50%	$1,075.00	7.50%
1,043.34	4.34%	$1,130.00(2)	13.00%
1,050.00	5.00%	$1,130.00	13.00%
1,100.00	10.00%	$1,130.00	13.00%
1,200.00	20.00%	$1,130.00	13.00%
1,300.00	30.00%	$1,130.00	13.00%
1,400.00	40.00%	$1,130.00	13.00%
1,500.00	50.00%	$1,130.00	13.00%
1,600.00	60.00%	$1,130.00	13.00%
1,700.00	70.00%	$1,130.00	13.00%
1,800.00	80.00%	$1,130.00	13.00%
1,900.00	90.00%	$1,130.00	13.00%
2,000.00	100.00%	$1,130.00	13.00%

(1) This is the hypothetical Initial Index Level.
(2) This is the maximum maturity payment amount of $1,130.00.

The following graph sets forth the return at maturity for a range of hypothetical percentage changes of the Index, based on the maximum maturity payment amount of $1,130.00 per $1,000 security (13.00% over the principal amount).
Return Profile of Market Linked Securities —Leveraged Upside Participation
to a Cap and 1-to-1 Downside Exposure vs. the Index
Who should or should not consider an investment in the securities?
We have designed the securities for investors who seek exposure to the Index, who believe that the Index level will increase over the term of the securities, and who want to participate in 3.00 times the possible appreciation of the Index (measured by the percentage change in the level of the Index based on the Final Index Level relative to the Initial Index Level), subject to the maximum maturity payment amount of 13.00% per security; who understand that, if the Final Index Level is less than the Initial Index Level, they will lose money on their investment; and who are willing to hold their securities until maturity. Investors in the securities should be willing to risk up to 100% of their investment.
The securities are not designed for, and may not be a suitable investment for, investors who are unable or unwilling to hold the securities to maturity, who seek principal protection for their investment, who are unwilling to make an investment exposed to downside performance risk of the Index or who are unwilling to purchase securities with an initial estimated value as of the pricing date that is lower than the initial public offering price. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
What will I receive if I sell the securities prior to maturity?
The market value of the securities may fluctuate during the term of the securities. Several factors and their interrelationship will influence the market value of the securities, including the level of the Index, dividend yields of the common stocks underlying the Index, the time remaining to maturity of the securities, interest rates and the volatility of the Index. Depending on the impact of these factors, you may receive less than $1,000 per security from any sale of your securities before the maturity date of the securities and less than what you would have received had you held the securities until maturity.  Assuming no change in market conditions or other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the initial public offering price and, subject to the discussion regarding secondary market prices during the three months following the original issue date in “Supplemental Plan of Distribution” below, will be less than the initial estimated value of the securities set forth on the cover page of this pricing supplement.  For more details, see “Risk Factors — Many factors affect the market value of the securities” and “—The price, if any, at which you may be able to sell your securities prior to maturity may be less than the initial public offering price and our initial estimated value” below.
Who publishes the Index and what does the Index measure?
The Index is an equity index that is intended to measure equity market performance in developed market countries, excluding the United States and Canada. The Index is published by MSCI Inc. (the Index Sponsor).
The Index is determined, calculated and maintained by the Index Sponsor without regard to the securities.
You should be aware that an investment in the securities does not entitle you to any ownership interest in the common stocks of the companies included in the Index. For a discussion of the Index, see “MSCI EAFE® Index” below.
How has the Index performed historically?
You can find a graph setting forth the closing levels of the Index for the period from January 1, 2015 to the pricing date, in the section entitled MSCI EAFE® Index — Historical Closing Levels of the Index” in this pricing supplement. We obtained the historical information from Bloomberg Financial Markets without independent verification. You should not take the past performance of the Index as an indication of how the Index will perform in the future.
What are the United States federal income tax consequences of investing in the securities?
By purchasing the securities you agree (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all U.S. federal income tax purposes as pre-paid cash-settled derivative contracts in respect of the Index that are “open transactions.” If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.
Please read carefully the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this pricing supplement, the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.
What are the Canadian federal income tax consequences of investing in the securities?
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read carefully the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
Will the securities be listed on a stock exchange?
The securities will not be listed on any securities exchange. There can be no assurance that a liquid trading market will develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors—There may not be an active trading market for the securities” in this pricing supplement.
Are there any risks associated with my investment?
Yes, an investment in the securities is subject to significant risks, including the risk of loss of up to 100% of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” below and in the accompanying prospectus supplement.

ADDITIONAL INFORMATION
You should read this pricing supplement together with the prospectus dated September 7, 2018, as supplemented by the prospectus supplement dated September 7, 2018, relating to our Senior Global Medium-Term Notes, Series H, of which these securities are a part.  This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.
You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information, and we take no responsibility for any other information that others may give you. We and Wells Fargo Securities, LLC are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of their respective dates.
If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.
You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
•	Prospectus dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000121465918005973/l96181424b3.htm

•	Prospectus Supplement dated September 7, 2018:
https://www.sec.gov/Archives/edgar/data/1000275/000121465918005975/f97180424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.
Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

RISK FACTORS
An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus supplement and prospectus. The securities have complex features and are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the Index or the common stocks included in the Index. Investors in the securities are also exposed to further risks related to the Issuer of the securities, Royal Bank of Canada, which are described in Royal Bank of Canada’s most recent annual report on Form 40-F filed with the SEC and incorporated by reference herein. See the categories of risks identified and disclosed in the management’s discussion and analysis of financial condition and results of operations included in the annual report on Form 40-F. This section (and the management’s discussion and analysis section of the annual report on Form 40-F) describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances.
Your investment may result in a loss of up to 100% of your principal
We will not repay you a fixed amount of principal on the securities at maturity. The payment at maturity on the securities will depend on the percentage change in the level of the Index based on the Final Index Level relative to the Initial Index Level. Because the level of the Index is subject to market fluctuations, the amount of cash you receive at maturity may be more or less than the principal amount of the securities. If the Final Index Level is less than the Initial Index Level, you will have full downside exposure to the decrease in the level of the Index from the Initial Index Level, and you will lose some, and possibly all, of the principal amount of your securities at maturity. Accordingly, you may lose up to 100% of your principal.
You will not receive interest payments on the securities
You will not receive any periodic interest payments on the securities or any interest payment at maturity. Your payment at maturity will depend on the percentage change in the level of the Index based on the Final Index Level relative to the Initial Index Level.
Your yield may be lower than the yield on a standard debt security of comparable maturity
The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Royal Bank of Canada with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike conventional senior non-callable debt securities, the securities do not guarantee the return of all of the principal amount at maturity. In addition, no interest will be paid during the term of your securities.
Your return is limited and will not reflect the return of owning the common stocks underlying the Index.
You should understand that the opportunity to participate in the possible appreciation in the level of the Index through an investment in the securities is limited because the amount that you receive at maturity will never exceed the maximum maturity payment amount. The maximum maturity payment amount represents a maximum appreciation on the securities of 13.00% over the principal amount of the securities. Although any positive return on the securities is based on 3 times any percentage increase of the Index, in no event will the amount you receive at maturity be greater than the maximum maturity payment amount of $1,130.00 per security.
Owning the securities is not the same as owning the common stocks underlying the Index
The return on your securities will not reflect the return you would realize if you actually owned and held the common stocks underlying the Index for a similar period. First, because the maturity payment amount will be determined based on the performance of the Index, which is a price-return index, the return on the securities will not take into account the value of any dividends that may be paid on the common stocks underlying the Index. Second, as a holder of the securities, you will not be entitled to receive any dividend payments or other distributions on the common stocks underlying the Index, nor will you have voting rights or any other rights that holders of those common stocks may have. Even if the level of the Index increases above the Initial Index Level during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the securities declines.
There may not be an active trading market for the securities
The securities will not be listed on any securities exchange. There can be no assurance that a liquid trading market will develop for the securities. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.
Wells Fargo Securities, LLC and its broker-dealer affiliates may make a market for the securities, although they are not required to do so.  As market makers, trading of the securities may cause Wells Fargo Securities, LLC or its broker-dealer affiliates to have long or short positions in the securities.  Because we do not expect that any other market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities, LLC or its broker-dealer affiliates may be willing to buy your securities.  See “Supplemental Plan of Distribution.”
The amount to be paid at maturity is not linked to the level of the Index at any time other than the valuation date
The payment at maturity will be based on the level of the Index only on the valuation date. Therefore, for example, if the closing level of the Index decreased precipitously on the valuation date, the payment on the securities may be significantly less than it would otherwise have been had the payment been linked to the closing level of the Index prior to that decrease. Although the actual level of the Index on the maturity date or at other times during the term of the securities may be higher than the Index level on the valuation date, you will not benefit from the closing level of the Index at any time other than the valuation date.
Many factors affect the market value of the securities
The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset any increase in the market value of the securities caused by another factor and that the effect of one factor may compound any decrease in the market value of the securities caused by another factor. For example, a change in the volatility of the Index may offset some or all of any increase in the market value of the securities attributable to another factor, such as an increase in the level of the Index. In addition, a change in interest rates may offset other factors that would otherwise change the level of the Index, and therefore, may change the market value of the securities. We expect that the market value of the securities will depend to a significant extent on the amount, if any, by which the Index level during the term of the securities exceeds or does not exceed the Initial Index Level. If you choose to sell your securities when the level of the Index exceeds the Initial Index Level, you may receive substantially less than the amount that would be payable at maturity based on this level because of the expectation that the Index will continue to fluctuate until the valuation date. We believe that other factors that may also influence the value of the securities include:
•	the volatility (frequency and magnitude of changes in the level) of the Index and, in particular, market expectations regarding the volatility of the Index;
•	market interest rates in the U.S.;
•	the dividend yields of the common stocks included in the Index;
•	our creditworthiness, as perceived in the market;
•	changes that affect the Index, such as additions, deletions or substitutions;
•	the time remaining to maturity; and
•	geopolitical, economic, financial, political, regulatory or judicial events as well as other conditions may affect the common stocks included in the Index.

An investment in the securities is subject to risks associated with foreign securities markets
The Index tracks the value of certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the Index may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
The securities are linked to the index, and are therefore subject to foreign currency exchange rate risk
The payment amount on the securities will be calculated based on the Index, and the prices of the Index stocks are converted into U.S. dollars for purposes of calculating the level of the Index. As a result, investors in the securities will be exposed to currency exchange rate risk with respect to each of the currencies represented by the Index. An investor’s net exposure will depend on the extent to which the currencies represented by the Index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented by the Index. If, taking into account such weight, the dollar strengthens against such currencies, the level of the Index will be adversely affected and the amount payable, if any, at maturity of the securities may be reduced.
Foreign currency exchange rates vary over time, and may vary considerably during the life of the securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions.
Of particular importance are:
•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments;
•	the extent of governmental surpluses or deficits in the relevant countries; and
•	other financial, economic, military and political factors.
All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the various component countries and the United States and other countries important to international trade and finance.

The securities will be debt obligations of Royal Bank of Canada. No other company or entity will be responsible for payments under the securities
The securities will be issued by Royal Bank of Canada. The securities will not be guaranteed by any other company or entity. No other entity or company will be responsible for payments under the securities or liable to holders of the securities in the event Royal Bank of Canada defaults under the securities. Royal Bank of Canada’s credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, if we default on our obligations, you could lose your entire investment, and actual or anticipated declines in our creditworthiness may affect the value of the securities.  The securities will not be issued by or guaranteed by Wells Fargo Securities, LLC or any of its affiliates.
Changes that affect the Index will affect the market value of the securities and the maturity payment amount
The policies of the Index Sponsor concerning the calculation of the Index, additions, deletions or substitutions of the common stocks underlying the Index and the manner in which changes affecting the issuers of those stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index could affect the level of the Index, the maturity payment amount, and the market value of the securities prior to maturity. The amount payable on the securities and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the securities. If events such as these occur, or if the level of the Index is not available on the valuation date because of a market disruption event or for any other reason and no successor index is selected, the calculation agent may determine the level of the Index — and thus the maturity payment amount — in its sole discretion.
We have no affiliation with the Index Sponsor and will not be responsible for any actions taken by the Index Sponsor
We have no affiliation with the Index Sponsor and the Index Sponsor will not be involved in the offering of the securities. Consequently, we have no control of the actions of the Index Sponsor, including any actions of the type that would affect the composition of the Index, and therefore, the level of the Index. The Index Sponsor has no obligation of any sort with respect to the securities. Thus, the Index Sponsor has no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the securities.
Historical levels of the Index should not be taken as an indication of the future levels of the Index during the term of the securities
The trading prices of the common stocks underlying the Index will determine the Index level at any given time. As a result, it is impossible to predict whether the level of the Index will rise or fall. Trading prices of the common stocks underlying the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of those stocks.
Hedging transactions may affect the return on the securities
As described under “Use of Proceeds and Hedging” below, we, through one or more hedging counterparties, may hedge our obligations under the securities by purchasing common stocks underlying the Index, futures or options on the Index or common stocks underlying the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the level of the Index or trading prices of common stocks underlying the Index, and may adjust these hedges by, among other things, purchasing or selling any of these assets at any time. Although they are not expected to, any of these hedging activities may adversely affect the trading prices of common stocks underlying the Index and/or the level of the Index and, therefore, the market value of the securities. It is possible that we or one or more of our hedging counterparties could receive substantial returns from these hedging activities while the market value of the securities declines.
Our initial estimated value of the securities is less than the initial public offering price
Our initial estimated value of the securities is less than the initial public offering price of the securities.  This is due to, among other things, the fact that the initial public offering price of the securities reflects the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt), and the inclusion in the initial public offering price of the underwriting discount and commission and hedging and other costs associated with the securities.
The price, if any, at which you may be able to sell your securities prior to maturity may be less than the initial public offering price and our initial estimated value
Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the initial public offering price and, subject to the discussion in the next paragraph, will be less than our initial estimated value.  This is because any such sale price would not be expected to include the underwriting discount and commission or hedging or other costs associated with the securities, including the estimated profit our hedging counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities.  In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades, and the cost of unwinding any related hedge transactions.  In addition, the value of the securities determined for any secondary market price is expected to be based in part on the yield that is reflected in the interest rate on our conventional debt securities of similar maturity that are traded in the secondary market, rather than the internal funding rate that we used to price the securities and determine the initial estimated value.  As a result, the secondary market price of the securities will be less than if the internal funding rate was used.  These factors, together with various credit, market and economic factors over the term of the securities, and, potentially, changes in the level of the Index, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.  Moreover, we expect that any secondary market price will be based on Wells Fargo Securities, LLC’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value set forth on the cover page of this document.
As set forth below in the section “Supplemental Plan of Distribution,” for a limited period of time after the original issue date, Wells Fargo Securities, LLC may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph.  However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.
The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.
The initial estimated value of the securities is an estimate only, calculated as of the time the terms of the securities were set
Our initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities.  See “Supplemental Plan of Distribution—Structuring the Securities” below.  Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in the Index, interest rates and volatility, and the expected term of the securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities, including Wells Fargo Securities, LLC in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.
The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from our initial estimated value of your securities.
Potential conflicts of interest could arise
We, Wells Fargo Securities, LLC and our respective affiliates may engage in trading activities related to the Index or the common stocks underlying the Index that are not for the account of holders of the securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the securities and the interests we, Wells Fargo Securities, LLC and our respective affiliates will have in the proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our customers and in accounts under our management. These trading activities could be adverse to the interests of the holders of the securities.

We, Wells Fargo Securities, LLC and our respective affiliates may presently or from time to time engage in business with one or more of the issuers of the common stocks underlying the Index. This business may include extending loans to, or making equity investments in, such companies or providing advisory services to such companies, including merger and acquisition advisory services. In the course of business, we, Wells Fargo Securities, LLC and our respective affiliates may acquire non-public information relating to these companies and, in addition, one or more of our affiliates or the affiliates of the agent may publish research reports about these companies. Neither we nor the agent make any representation to any purchasers of the securities regarding any matters whatsoever relating to the issuers of the common stocks underlying the Index. Any prospective purchaser of the securities should undertake an independent investigation of these companies as in its judgment is appropriate to make an informed decision regarding an investment in the securities. The offering of the securities does not reflect any investment or sell recommendations as to the Index or the securities underlying the Index by us, Wells Fargo Securities, LLC or our respective affiliates.
The calculation agent may postpone the valuation date and, therefore, determination of the Final Index Level and the maturity date if a market disruption event occurs on the valuation date
The valuation date and, therefore, determination of the Final Index Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date with respect to the Index. As a result, the maturity date for the securities would be postponed. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the level of the Index after the valuation date. See “Specific Terms of the Securities—Valuation Date” and “— Market Disruption Events” below.
There are potential conflicts of interest between you and the calculation agent
The calculation agent will, among other things, determine the amount of your payment at maturity on the securities. Our wholly-owned subsidiary, RBC Capital Markets, LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affects the Index. Since this determination by the calculation agent will affect the payment at maturity on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.  In addition, the calculation agent determined the initial estimated value of the securities set forth on the cover page of this pricing supplement.
Significant aspects of the tax treatment of the securities are uncertain
The tax treatment of the securities is uncertain. We do not plan to request a ruling from the Internal Revenue Service (the IRS) or from the Canada Revenue Agency regarding the tax treatment of the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement.
The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity or earlier sale or exchange and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the securities should be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this pricing supplement, the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

SPECIFIC TERMS OF THE SECURITIES
The securities are to be issued pursuant to the terms of the Indenture dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon (as supplemented, the “Indenture”).
The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the securities and the Indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the Indenture before making your investment decision. We have filed copies of the Indenture with the SEC.
Issuer:	Royal Bank of Canada
Specified Currency:	U.S. dollars
Principal Amount:	$1,000 per security
Aggregate Principal Amount:	$25,000,000
Agent:	Wells Fargo Securities, LLC
The agent may make sales through its affiliates or selling agents.
Agent Acting in the Capacity of:	Principal
Pricing Date:	July 21, 2020
Original Issue Date:	July 23, 2020
Maturity Date:
August 23, 2021, subject to postponement as described below. The maturity date will be a business day. In the event the maturity date would otherwise be a date that is not a business day, the maturity date will be postponed to the next succeeding date that is a business day and no interest shall accrue or be payable as a result of that postponement.

Valuation Date:
August 17, 2021. However, if that day occurs on a day that is not a trading day or on a day on which the calculation agent has determined that a market disruption event (as defined under “—Market Disruption Events” below) has occurred or is continuing, then the valuation date will be postponed until the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing; provided that in no event will the valuation date be postponed by more than eight trading days. If the valuation date is postponed by eight trading days, and a market disruption event occurs or is continuing on that eighth trading day,  the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official closing level of the Index is calculated and published by the index sponsor) on such date of each security included in the Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the time at which the official closing level of the Index is calculated and published by the index sponsor.

The Index:	The return on the securities is linked to the performance of the MSCI EAFE® Index (the Index).
Payment at Maturity:	At maturity, for each security you own, you will receive a cash payment equal to the maturity payment amount. The maturity payment amount to which you will be entitled depends on the change in the level of the Index based on the Final Index Level relative to the Initial Index Level.
The maturity payment amount for each security will be determined by the calculation agent as described below:
•      If the Final Index Level is greater than the Initial Index Level, the maturity payment amount per security will equal the lesser of:

(a) $1,000 + ($1,000 ×	Final Index Level – Initial Index Level	× Participation Rate); and
Initial Index Level
(b) the maximum maturity payment amount
• If the Final Index Level is less than or equal to the Initial Index Level, the maturity payment amount per security will equal:
$1,000 – ( $1,000 ×	Initial Index Level – Final Index Level	)
Initial Index Level

If the Final Index Level is less than the Initial Index Level, you will have full downside exposure to the decrease in the level of the Index from the Initial Index Level, and you will lose some, and possibly all, of the principal amount of your securities at maturity.

If the Final Index Level is zero, the maturity payment amount will be $0.00 per security, and you will lose 100% of your principal.
If any payment is due on the securities on a day which is not a business day, then that payment may be made on the next day that is a business day, in the same amount and with the same effect as if paid on the original due date. No interest shall be payable as a result of such postponement.

Maximum Maturity Payment Amount:	$1,130.00 per security
Initial Index Level:	1,880.28, which was the closing level of the Index on the pricing date.
Final Index Level:	The closing level of the Index on the valuation date, as determined by the calculation agent.
Closing Level of the Index:
The official closing level of the Index or any successor index (as defined under “—Discontinuation of the Index; Adjustments to the Index” below) published by the Index Sponsor or any successor index sponsor at the regular weekday close of trading on that trading day. In certain circumstances, the closing level will be based on the alternate calculation of the Index described under “—Discontinuation of the Index; Adjustments to the Index” below.

Participation Rate:	300%
Market Disruption Events:
As determined by the calculation agent in its sole discretion, a “market disruption event” means any of (A), (B), (C) or (D) below:

A.    Any of the following events occurs or exists with respect to any security included in the Index or any successor index, and the aggregate of all securities included in the Index or such successor index with respect to which any such event occurs comprise 20% or more of the level of the Index or such successor index:

•            a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-

hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;
•         any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or
•          the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.
B.     Any of the following events occurs or exists with respect to futures or options contracts relating to the equity index or any successor index:

•         a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;
•          Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or such successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or
•          the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
C.     The Index Sponsor fails to publish the level of the Index or any successor index (other than as a result of the Index Sponsor having discontinued publication of the Index or successor index and no successor index being available).
D.     Any related futures or options exchange fails to open for trading during its regular trading session.

For the purposes of determining whether a market disruption event has occurred:
•          the relevant percentage contribution of a security included in the Index or any successor index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

•          the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of the Index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Related Futures or Options Exchange:	An exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.
Relevant Stock Exchange:	For any security underlying the Index, the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.
Discontinuation of/Adjustments to the Index:
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a successor index), then the calculation agent will substitute the successor index as calculated by the Index Sponsor or any other entity for the Index and calculate the Final Index Level as described above under “—Closing Level of the Index.”
If the Index Sponsor discontinues publication of the Index and:
•       the calculation agent does not select a successor index, or
•       the successor index is no longer published on any of the relevant trading days, the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the level of the Index before any discontinuation but using only those securities that were included in the Index prior to that discontinuation. If a successor index is selected or the calculation agent calculates a level as a substitute for the Index as described below, the successor index or level will be used as a substitute for the Index for all purposes going forward, including for purposes of determining whether a market disruption event exists, even if the Index Sponsor elects to begin republishing the Index, unless the calculation agent in its sole discretion decides to use the republished Index.
If the Index Sponsor discontinues publication of the Index before the valuation date and the calculation agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of:
•         the determination of the Final Index Level, or
•       a determination by the calculation agent that a successor index is available, the calculation agent will determine the level that would be used in computing the maturity payment amount as described in the preceding paragraph as if that day were a trading day. The calculation agent will cause notice of each level to be published not less often than once each month in The Wall Street Journal, another newspaper of general circulation or a website or webpage available to holders of the securities, and arrange for information with respect to these levels to be made available by telephone.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index would be expected to adversely affect the value of, liquidity of and trading in the securities.

If at any time the method of calculating the level of the Index or the successor index changes in any material respect, or if the Index or successor index is in any other way modified so that the level of the Index or successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in The City of New York, on each date that the closing level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index or the successor index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the Index or the successor index, as so adjusted. Accordingly, if the method of calculating the Index or a successor index is modified and has a dilutive or concentrative effect on the level of that index e.g., due to a split, then the calculation agent will adjust that index in order to arrive at a level of that index as if it had not been modified, e.g., as if a split had not occurred.
Neither the calculation agent nor Royal Bank of Canada will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index or any successor index or as to modifications, adjustments or calculations by the Index Sponsor or any successor index sponsor in order to arrive at the level of the Index or any successor index.

Calculation Agent:
RBC Capital Markets, LLC will serve as the calculation agent. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent a determination of a manifest error, will be conclusive for all purposes and binding on the holders and beneficial owners of the securities.

Trustee:	The Bank of New York Mellon
Business Day:
For purposes of the securities, a business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

Trading Day:
A day, as determined by the calculation agent, on which (i) the Index Sponsor is scheduled to publish the level of the Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

Additional Amounts:
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (taxes) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (Additional Amounts) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.
However, no Additional Amounts will be payable with respect to a payment made to a holder of a security or of a right to receive payments in respect thereto (a Payment Recipient), which we refer to as an Excluded Holder, in respect of any taxes imposed because the beneficial owner or Payment Recipient:
(i)                      is someone with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)                  is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of securities or the receipt of payments thereunder;
(iii)                is, or does not deal at arm’s length with a person who is, a specified shareholder (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a specified shareholder for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);
(iv)                 presents such security for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a security for payment on the last day of such 30 day period); for this purpose, the relevant date in relation to any payments on any security means:
a.       the due date for payment thereof, or
b.       if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture;
(v)                   could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)                is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (Code) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities at maturity.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the Trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee.  We will indemnify and hold harmless each holder of the securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.
For additional information, see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

Authorized Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.
Form of Securities:	Book-entry
Listing:	The securities will not be listed on any securities exchange.
Failure to Pay Maturity Payment Amount When Due:
In the event we fail to pay the maturity payment amount on the maturity date, any overdue payment in respect of the maturity payment amount of the securities on the maturity date will bear interest until the date upon which all sums due in respect of such securities are received by or on behalf of the relevant holder, at a rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Page LIBOR01 (or any replacement page or pages for the purpose of displaying prime rates or base lending rates of major U.S. banks) as of 11:00 a.m. (London time) on the first business day following that failure to pay. That rate will be determined by the calculation agent. If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of the actual number of days in the period.

Events of Default and Acceleration:
If the maturity of the securities is accelerated upon an event of default under the Indenture, the amount payable upon acceleration will be determined by the calculation agent. The amount will be the maturity payment amount, calculated as if the date of declaration of acceleration were the valuation date.

Terms Incorporated in the Master Note:	All of the terms in “Specific Terms of the Securities.”

MSCI EAFE® INDEX

All disclosures contained in this document regarding the Index, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, MSCI Inc. (MSCI). MSCI, which owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. None of us, Wells Fargo Securities, LLC or RBCCM accepts any responsibility for the calculation, maintenance or publication of the Index or any successor index.

General
The Index is the MSCI EAFE® Index (Bloomberg ticker “MXEA”). All information contained in this pricing supplement regarding the Index including, without limitation, its make-up, method of calculation and changes in its components and its historical closing values, is derived from publicly available information prepared by the Index sponsor. Such information reflects the policies of, and is subject to change by, the Index sponsor. The Index sponsor owns the copyright and all rights to the Index. The Index sponsor is under no obligation to continue to publish, and may discontinue publication of, the Index. The consequences of the Index sponsor discontinuing or modifying the Index are described in the section entitled “Specific Terms of the Securities—Discontinuation of/Adjustments to the Index” above.
The Index is calculated and maintained by the Index sponsor. Neither we nor RBCCM has participated in the preparation of such documents or made any due diligence inquiry with respect to the Index or Index sponsor in connection with the offering of the securities. In connection with the offering of the securities, neither we nor RBCCM makes any representation that such publicly available information regarding the Index or Index sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the offering of the securities (including events that would affect the accuracy or completeness of the publicly available information described in this pricing supplement) that would affect the level of the Index or have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity and therefore the market value of the securities.
We, the dealer or our respective affiliates may presently or from time to time engage in business with one or more of the issuers of the Index stocks of the Index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of business, we, the dealer or our respective affiliates may acquire non-public information about one or more of such issuers and none of us, the dealer or our respective affiliates undertake to disclose any such information to you. In addition, we, the dealer or our respective affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of the securities, you should undertake an independent investigation of the Index or of the issuers of the Index stocks to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in the securities.
We are not incorporating by reference the website of the Index sponsor or any material it includes into this pricing supplement. In this pricing supplement, unless the context requires otherwise, references to the Index will include any successor Index to the Index and references to the Index sponsor will include any successor thereto.
Description of the Index
The MSCI EAFE® Index
The Index is intended to measure equity market performance in developed market countries, excluding the United States and Canada. The Index is a free float-adjusted market capitalization equity index with a base date of December 31, 1969 and an initial value of 100. The Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. As of June 30, 2020, the Index consisted of companies from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom.
The Index is comprised of companies in both the Large Cap Index and Mid Cap Index, as discussed in the section “—Defining Market Capitalization Size Segments for Each Market” below.
The Index is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices.

Constructing the MSCI Global Investable Market Indices. MSCI undertakes an index construction process, which involves:
• defining the equity universe;
• determining the market investable equity universe for each market;
• determining market capitalization size segments for each market;
• applying index continuity rules for the MSCI Standard Index;
• creating style segments within each size segment within each market; and
• classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe. The equity universe is defined by:
• Identifying Eligible Equity Securities: the equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, including Real Estate Investment Trusts and certain income trusts in Canada, are eligible for inclusion in the equity universe. Conversely, mutual funds, ETFs, equity derivatives, and most investment trusts, are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible in the equity universe. MSCI will analyse preferred shares on a case-by-case basis. The key criterion for preferred shared eligibility is that the share should not have features that make it resemble, and behave like, a fixed income security.
• Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country.
Effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the MSCI Country Investable Market Indexes along with the applicable MSCI Global Index.  In order for a MSCI Country Investable Market Index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement.  To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index.
Determining the Market Investable Equity Universes. A market investable equity universe for a market is derived by identifying eligible listings for each security in the equity universe, and by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.
A security may be listed in the country where it is classified (i.e. local listing) and/or in a different country (i.e. “foreign listing”). Securities may be represented by either a local or foreign listing. A security may be represented by a foreign listing only if:
• The security is classified in a country that meets the Foreign Listing Materiality Requirement, and
• The security’s foreign listing is traded on an eligible stock exchange of: a DM country if the security is classified in a DM country, a DM or an EM country if the security is classified in an EM country, or a DM or an EM or a FM country if the security is classified in a FM country. Securities in that country may not be represented by a foreign listing in the global investable equity universe if a country does not meet the requirement.
The investability screens used to determine the investable equity universe in each market are as follows:
• Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.  The size requirement also applies to companies in all developed and emerging markets.
• Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.
• DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity. A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of an EM.
• Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company).
In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.
• Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.
• Minimum Foreign Room Requirement: this investability screen is applied at the individual security level.  For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.
Defining Market Capitalization Size Segments for Each Market. Once a market investable equity universe is defined, it is segmented into the following size-based indices:
• Investable Market Index (Large + Mid + Small);
• Standard Index (Large + Mid);
• Large Cap Index;
• Mid Cap Index; or
• Small Cap Index.
Creating the size segment indices in each market involves the following steps:
• defining the market coverage target range for each size segment;
• determining the global minimum size range for each size segment;
• determining the market size-segment cutoffs and associated segment number of companies;
• assigning companies to the size segments; and
• applying final size-segment investability requirements.
Index Continuity Rules for the Standard Indices. In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.
Creating Style Indices within Each Size Segment. All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology.
Classifying Securities under the Global Industry Classification Standard. All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indexes, the GICS. Under the GICS, each company is assigned to one sub−industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.
Calculation Methodology for the Underlying Index
The performance of the underlying index is a free float weighted average of the U.S. dollar values of its component securities.
Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.
Index Maintenance
The MSCI global investable market indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, index stability, and low index turnover. In particular, index maintenance involves:
(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
a. updating the indices on the basis of a fully refreshed equity universe;
b. taking buffer rules into consideration for migration of securities across size and style segments; and
c. updating FIFs and Number of Shares (“NOS”).
(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
a. including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;
b. allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and
c. reflecting the impact of significant market events on FIFs and updating NOS.
(iii)
Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Neither we nor any of our affiliates, including RBCCM, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Index or any successor to the Index.
License Agreement with MSCI
We have entered into a non-exclusive license agreement with MSCI providing for the license to us and certain of our affiliates, in exchange for a fee, of the right to use the Index in connection with securities, including the securities. The Index is owned and published by MSCI.
The license agreement between MSCI and us provides that the following language must be set forth in this pricing supplement:
THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ROYAL BANK OF CANADA AND ITS AFFILIATES.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO

TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR OWNER OF THE SECURITIES.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SECURITIES ARE REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trade mark or service mark rights to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

Historical Closing Levels of the Index

Since its inception, the level of the Index has experienced significant fluctuations. Any historical upward or downward trend in the closing level of the Index during any period shown below is not an indication that the closing level of the Index is more or less likely to increase or decrease at any time during the term of the securities. The historical levels of the Index do not give an indication of future performance of the Index. We cannot make any assurance that the future performance of the Index or the trading prices of the common stocks underlying the Index will result in holders of the securities receiving a positive total return on their investment.

We obtained the closing levels of the Index listed below from Bloomberg Financial Markets without independent verification. The actual levels of the Index at or near maturity of the securities may bear little relation to the historical levels shown below.
The following graph sets forth the daily closing levels of the Index for the period from January 1, 2015 to July 21, 2020. This historical data on the Index is not indicative of the future level of the Index or what the market value of the securities may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not any indication that the level of the Index is more or less likely to increase or decrease at any time during the term of the securities.

SUPPLEMENTAL DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.
SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following, together with the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement, is a general description of the material U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.
Supplemental U.S. Tax Considerations
The following section supplements and, to the extent inconsistent, supersedes the discussion of U.S. federal income taxation in the accompanying prospectus under “Tax Consequences – United States Taxation” and prospectus supplement under “Certain Income Tax Consequences – United States Taxation” with respect to U.S. holders (as defined in the accompanying prospectus).  It applies only to those initial holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. It does not apply to holders subject to special rules including holders subject to Section 451(b) of the Code. You should consult with your own tax advisor concerning the consequences of investing in and holding the securities.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
In the opinion of our counsel, Morrison & Foerster LLP, it is reasonable to treat the securities as pre-paid cash-settled derivative contracts in respect of the Index that are “open transactions” for U.S. federal income tax purposes, and by purchasing the securities a holder agrees (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all U.S. federal income tax purposes in accordance with such characterization.  If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.  In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.
We will not attempt to ascertain whether the issuer of any of the component stocks included in the Index would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code, or a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC by the issuers of the component stocks included in the Index and consult your tax advisor regarding the possible consequences to you in this regard.
Alternative Treatments.  Alternative tax treatments of the securities are also possible, and the IRS might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat a security, and the IRS might assert that a security should be treated, as a single debt instrument.  Pursuant to such characterization, since the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the securities are so treated, a holder would generally be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the sale, exchange or maturity of the securities would be ordinary income, and any loss recognized by a holder at such time would be ordinary loss to the extent of interest included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize upon the sale, exchange or maturity of the securities should be treated as ordinary gain or loss.
The IRS has released a notice that may affect the taxation of holders of the securities.  According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The IRS and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code, which very generally can operate to recharacterize certain long-term capital gains as ordinary income and impose an interest charge, might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this document unless and until such time as the U.S. Treasury Department and IRS determine that some other treatment is more appropriate.
Backup Withholding and Information Reporting.  Payments made with respect to the securities and proceeds from the sale or maturity of the securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the IRS or allowed as a credit against the holder’s U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the IRS.
Reports will be made to the IRS and to holders that are not exempted from the reporting requirements.
Non-U.S. Holders. The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
Except as described below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange or maturity of the securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder, and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.  Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (ELIs) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S.-source dividend.  However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury

Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Index or the securities (for example, upon an Index rebalancing), and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Index, any component stock of the Index, or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments on the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate.  The IRS has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax.  We will not be required to pay any additional amounts in respect of such withholding.  Prospective investors should consult their own tax advisors in this regard.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (FATCA) imposes a 30% U.S. withholding tax on certain U.S.–source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gains, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.–source interest or dividends (Withholdable Payments), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. In addition, the securities may constitute a “financial account” for these purposes and thus, may be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate with respect to the securities, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of any FATCA withholding. Therefore, if such withholding applies, any payments on the securities will be significantly less than what you would have otherwise received.  Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the securities.

USE OF PROCEEDS AND HEDGING
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to pay the maturity payment amount at maturity of the securities.
The initial public offering price of the securities includes the underwriting discount and commission, as well as hedging and other costs associated with the securities.  Our hedging costs include the projected profit that our hedge counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We have hedged our obligations under the securities through an affiliate of Wells Fargo Securities, LLC and/or one or more of our affiliates, and we may in the future adjust our hedge.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparties’ control, this hedging may result in a profit that is more or less than expected, or could result in a loss.
We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of the securities will have any rights or interest in our hedging activity or any positions we or any counterparty may take in connection with our hedging activity.
The hedging activity discussed above and other trading activities that we, Wells Fargo Securities, LLC and our respective affiliates may engage in may adversely affect the level of the Index, the market value of the securities from time to time and the maturity payment amount you will receive on the securities at maturity.  See “Risk Factors — Hedging transactions may affect the return on the securities” and “— Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION
The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to a distribution agreement between the agent and us. The agent has agreed to pay certain of our out-of-pocket expenses of the issue of the securities.
From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent will be our swap counterparty for a hedge relating to our obligations under the securities.
In the future, the agent and its affiliates may purchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or otherwise. Wells Fargo Securities, LLC may act as principal or agent in such transactions.
The agent has committed to purchase all of these securities in the initial public offering of the securities if any are purchased.
The agent has offered the securities in part directly to the public at the public offering price set forth on the cover page of this pricing supplement and in part to WFA and Wells Fargo Advisors Financial Network, LLC or certain securities dealers at such price less a selling concession of $12.50 per security. In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.
After the initial public offering of the securities is completed, the public offering price and concessions may be changed by the agent.
Proceeds to be received by Royal Bank of Canada in this offering will be net of the underwriting discount, commission and expenses payable by Royal Bank of Canada.
The securities are new issues of securities with no established trading markets. We have been advised by the agent that the agent intends to make a market in the securities. However the agent is not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the securities.
Any price that the agent makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s estimate of their value, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions.  That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness.  However, for a period of three months after the original issue date, the price at which the agent may purchase the securities is expected to be higher than the price that would be determined based on the agent’s valuation at that time less the bid-ask spread and hedging unwind costs referenced above.  This is because, at the beginning of this period, that price will not include certain costs that were included in the initial public offering price, particularly a portion of the underwriting discount and commission (not including the selling concession) and the expected profits of our hedging counterparty(ies).  As the period continues, these costs are expected to be gradually included in the price that the agent would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s valuation of the securities less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period.  After this period, if the agent continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s estimated value, less the bid-ask spread and hedging unwind costs referenced above.  In addition, the value of the securities shown on your account statement will generally reflect the price that the agent would be willing to pay to purchase the securities at that time.
Our broker-dealer subsidiary, RBC Capital Markets, LLC (RBCCM), does not expect to make a market in the securities.  If RBCCM determines that the agent is unable or unwilling to make a market in the securities at any time, RBCCM may, but is not obligated to, make a market in the securities at that time.  If RBCCM makes a market in the securities at any time, its valuation of the securities may differ from the agent’s valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.
Royal Bank of Canada has agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933.
No action has been or will be taken by Royal Bank of Canada, the agent or any broker-dealer affiliates of either Royal Bank of Canada or the agent that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Royal Bank of Canada, the agent or any broker-dealer affiliates of either Royal Bank of Canada or the agent.
Selling Restrictions
The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided in this pricing supplement and the related prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.
Argentina
The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this pricing supplement and the related prospectus supplement and prospectus have not been reviewed by the Argentine Comisión Nacional de Valores.
Brazil
The securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.
British Virgin Islands
The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document. This pricing supplement and the related prospectus supplement and prospectus shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.
Chile
Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement (and the related prospectus supplement and prospectus) do not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).
China
This pricing supplement and the accompanying prospectus supplement and prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. These documents shall not be delivered to any party who is not an intended recipient or offered to the general public if used within the People’s Republic of China, and the securities so offered cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each dealer has represented, warranted and agreed that the securities are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.
European Union
Each of RBCCM and any other broker-dealer offering the securities have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the securities to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
Mexico
The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the related prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.
Panama
The securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.
Paraguay
The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.
In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.
Peru
The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or the related prospectus supplement, the prospectus or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.
Taiwan
The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.
Uruguay
The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.
Structuring the Securities
The securities are our debt securities.  As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  This relatively lower implied borrowing rate, which is reflected in the economic terms of the securities, along with the underwriting discount and commission and hedging and other costs associated with the securities, typically reduced the initial estimated value of the securities at the time their terms were set.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with an affiliate of the agent and/or one of our subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, and the tenor of the securities.  The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.  Our cost of hedging will include the projected profit that such counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See “Use of Proceeds and Hedging” above.
The lower implied borrowing rate, the underwriting discount and commission and hedging and other costs associated with the securities reduced the economic terms of the securities to you and resulted in the initial estimated value for the securities on the pricing date being less than their initial public offering price.  See “Risk Factors—Our initial estimated value of the securities is less than the initial public offering price” above.

VALIDITY OF THE SECURITIES
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 7, 2018, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated September 7, 2018.
In the opinion of Morrison & Foerster LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 7, 2018, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated September 7, 2018.